UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2011

CHURCHILL DOWNS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Kentucky	001-33998	61-0156015
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Central Avenue, Louisville, Kentucky 40208

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (502) 636-4400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2011, Churchill Downs Incorporated (the “Company”) entered into an employment agreement (the “Employment Agreement”) with its President and Chief Operating Officer, William C. Carstanjen. The Employment Agreement was approved by the Compensation Committee of the Board of Directors of the Company and became effective as of March 21, 2011. The Employment Agreement replaces a prior employment agreement dated as of June 1, 2005, between the Company and Mr. Carstanjen.

The initial term of the Employment Agreement will expire on March 21, 2014, and will be automatically extended for subsequent one-year periods, unless either party provides a written notice not to extend the term of employment at least 90 days prior to the then-current expiration date. The Employment Agreement provides for earlier termination under certain circumstances.

The Employment Agreement provides for an annual base salary of $465,000, with reviews for potential increase at the discretion of the Compensation Committee. Mr. Carstanjen will continue to be eligible to participate in the Company’s annual performance bonus plan, with a target bonus opportunity for each performance period of 75% of his base salary.

The Employment Agreement further provides that Mr. Carstanjen will receive 15,000 restricted shares of the Company’s common stock, all of which will vest on March 21, 2014, provided Mr. Carstanjen remains employed by the Company on that date. This equity grant is awarded effective as of March 25, 2011, and is made under and pursuant to the Company’s 2007 Omnibus Stock Incentive Plan (the “2007 Plan”). Mr. Carstanjen will retain all outstanding equity grants awarded prior to the effective date of the Employment Agreement, whether or not vested as of that date, in accordance with the terms of the applicable plan documents and award agreements, and will continue to be eligible for Performance Share Awards under the Terms and Conditions of Performance Share Awards issued pursuant to the 2007 Plan.

In the event Mr. Carstanjen’s employment is terminated due to “disability” or death, terminated by the Company other than for “cause,” or if he resigns for “good reason” (as each term is defined in the Employment Agreement), he will receive accelerated vesting of any then-unvested restricted shares granted pursuant to the Employment Agreement.

Mr. Carstanjen will continue to be: (i) eligible to participate in any annual or long-term cash or equity-based incentive plan or other arrangements of the Company, as they exist from time to time; (ii) provided the opportunity to participate in the Company’s qualified 401(k) retirement plan and non-qualified deferred compensation plan; and (iii) entitled to participate in the Company’s employee benefit plans, programs and arrangements, and perquisite programs and arrangements, if any, on the same basis as generally provided to other similarly situated executives of the Company.

If Mr. Carstanjen’s employment is terminated by the Company other than for “cause,” “disability,” or death, or if he resigns for “good reason” (as each term is defined in the

Employment Agreement), then Mr. Carstanjen is entitled to the following: (i) cash payments equal to the product of 1.5 times the sum of (x) his base salary plus (y) his target bonus for the year of termination of employment, payable in equal installments over the 18 months following termination of employment; (ii) treatment of all equity-based awards per the terms of the Employment Agreement and the applicable plan, award or agreement; and (iii) continuation of medical benefits through the end of the calendar quarter in which termination of employment occurs; provided, however, that such medical benefit shall be reduced or eliminated to the extent Mr. Carstanjen receives similar benefits from a subsequent employer.

If, during the two-year period following a “change in control,” as defined in the Employment Agreement, Mr. Carstanjen is terminated by the Company other than for “cause,” “disability,” or death, or if he resigns for “good reason,” then Mr. Carstanjen will receive: (i) the same benefits just described above (except that the cash payments due upon termination of employment shall be payable in a lump sum on the 60th day following termination of employment), and (ii) full accelerated vesting of any then-unvested restricted stock granted pursuant to the Employment Agreement, and any then-unvested but outstanding equity awards granted prior to the effective date of the Employment Agreement will vest according to the terms of the Employment Agreement and the applicable plan, award or agreement. In addition, if, following such a termination, Mr. Carstanjen’s benefits and payments constitute an excess parachute payment under Section 280(G)(b)(2) of the Internal Revenue Code, which would subject him to an excise tax under Section 4999 of the Internal Revenue Code, Mr. Carstanjen will be entitled to receive an additional tax gross-up payment from the Company in an amount which, after imposition of all federal, state and local income and excise taxes, is equal to the excise tax on all such payments received by Mr. Carstanjen.

In the event Mr. Carstanjen’s employment is terminated due to his death or disability, Mr. Carstanjen or his estate, as the case may be, will be entitled to receive: (i) a pro rata bonus, if any, for the year of death or disability, based on the target bonus that Mr. Carstanjen was eligible to receive for that year, and paid when bonuses under the applicable bonus plans are normally paid, and (ii) treatment of all equity-based awards per the terms of the Employment Agreement and the applicable plan, award or agreement.

As defined in the Employment Agreement, “cause” for termination by the Company of Mr. Carstanjen’s employment means any of the following:

(i) the willful and continued failure of Mr. Carstanjen to perform substantially his duties to the Company (other than any such failure resulting from incapacity due to disability), after written demand to cure such failure is provided to Mr. Carstanjen;

(ii) Mr. Carstanjen’s conviction of, or plea of guilty or no contest to (A) a felony or (B) a misdemeanor involving dishonesty or moral turpitude; or

(iii) the willful engaging by Mr. Carstanjen in illegal conduct or gross misconduct which is materially and demonstrably injurious to the business or reputation of the Company.

A termination by Mr. Carstanjen of his employment with the Company for “good reason” means the occurrence (without his express written consent) of any one of the following acts by the Company or failures by the Company to act:

(i) the assignment to Mr. Carstanjen of any duties inconsistent in any material respect with the position of President and Chief Operating Officer (including status, office, title and reporting requirements), or the authority, duties or responsibilities of the President and Chief Operating Officer, or any other diminution in any material respect in such position, authority, duties or responsibilities unless agreed to by him;

(ii) the Company’s requiring Mr. Carstanjen to be based at, or perform his principal functions at, any office or location other than a location within 35 miles of the Company’s main office unless such other location is closer to his then-primary residence than the main office;

(iii) a reduction in base salary;

(iv) a reduction in Mr. Carstanjen’s welfare benefits plans, qualified retirement plan, or paid time off benefit unless other senior executives suffer a comparable reduction;

(v) any purported termination of Mr. Carstanjen’s employment under the Employment Agreement by the Company other than for “cause”, death or “disability” (as such terms are defined in the Employment Agreement); and

(vi) the Company’s notice to Mr. Carstanjen of non-renewal of the Employment Agreement, or failure of the parties to reach mutually agreeable revised extension terms within 60 days following a party’s notice of non-renewal of the Employment Agreement.

Under the Employment Agreement, Mr. Carstanjen will continue to be bound by perpetual confidentiality and proprietary information covenants and, during his employment and for a one (1) year period thereafter, is prohibited from competing with the Company, soliciting or hiring its employees, or soliciting the Company’s customers or vendors for the purpose of obtaining or receiving the same business as the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCHILL DOWNS INCORPORATED

March 31, 2011	By:	/s/ William E. Mudd
	Name:	William E. Mudd
	Title:	Executive Vice President and Chief Financial Officer